UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): November 22, 2005
MOST HOME CORP. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	0-29067 (Commission File Number)	98-0173359 (IRS Employer Identification No.)
Unit 1, 11491 Kingston Street Maple Ridge, British Columbia, Canada (Address of principal executive offices)	V2X 0Y6 (Zip Code)
Registrant's telephone number, including area code: (604) 460-7634
N/A (Former name or former address, if changed since last report.)

Item 1.01   Entry into a Material Definitive Agreement.

On November 22, 2005, the Company entered into an amendment to the subscription agreement dated October 21, 2005 with an accredited investor to acquire up to 3,333,334 units of the Company, at US$0.30 per unit, with total gross proceeds of US$1,000,000.

Each unit comprises of one common share of the Company and one-half of one 3-year share purchase warrant. Each whole warrant entitles the investor to purchase one additional common share at an exercise price of US$0.33 per share.

The Company has completed First Closing and issued 833,334 units (833,334 shares and 416,667 warrants) under the agreement, and received US$250,000 of subscription proceeds.

The amendment extends the subsequent closing dates to occur on or before December 6, 2005, and for the Company to issue the securities from time to time at the discretion of the Company upon receipt of subscription proceeds.

Item 9.01 Financial Statements and Exhibits.

The Exhibits to this Form 8-K are listed in the Index to Exhibits which immediately follows the signature page hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MOST HOME CORP.
Date: November 25, 2005	By: Kenneth Galpin Kenneth Galpin, CEO

INDEX TO EXHIBITS
Exhibit No.	Description
99.1	Subscription Agreement Amendment No. 1